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                                                                    EXHIBIT 99.8

            CONSENT OF WILLIAM T. COMFORT III TO BE NAMED A DIRECTOR

       I hereby consent to my being named in the Registration Statement on Form S-4 of Stratos Lightwave, Inc. (the "Company") as a person who will become a director of the Company upon consummation of the transactions contemplated therein.

August 21, 2003                          /s/ WILLIAM T. COMFORT III